As filed with the Securities and Exchange Commission on February 26, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Blackstone Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8875684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

The Blackstone Group Inc. Amended and Restated 2007 Equity Incentive Plan

(Full title of the plan)

John G. Finley Chief Legal Officer The Blackstone Group Inc. 345 Park Avenue New York, New York 10154 Telephone: (212) 583-5000	With copies to: Joshua Ford Bonnie Simpson Thacher & Bartlett LLP 900 G Street, NW Washington, D.C. 20001 Telephone: (202) 636-5500 Facsimile: (202) 636-5502

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock	14,715,215	$69.62	$1,024,473,268.30	$111,771

(1)

Covers common stock, par value $0.00001 per share, of The Blackstone Group Inc. (“Common Stock”) under The Blackstone Group Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of additional Common Stock that may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)

Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $69.62 per share of Common Stock, which is the average of the high and low price per share of Common Stock as reported by The New York Stock Exchange on February 22, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 14,715,215 shares of Common Stock of The Blackstone Group Inc. (the “Company”) reserved for issuance under the Plan. These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No.  333-143948) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2007 and additional registration statements (File No. 333-157635, File No. 333-165115, File No. 333-172451, File No. 333-179775, File No. 333-186999, File No. 333-194234, File No. 333-202359, File No. 333-209758, File No. 333-216225, File No. 333-223346, and File No. 333-230020) were filed with the Commission on March  2, 2009, March  1, 2010, February 25, 2011, February 28, 2012, March 1, 2013, February 28, 2014, February 27, 2015, February 26, 2016, February 24, 2017, March 1, 2018, and March 1, 2019, respectively (the “Original Registration Statements”). On July 1, 2019, in connection with the conversion of The Blackstone Group L.P. from a Delaware limited partnership to a Delaware corporation, The Blackstone Group Inc., the Company filed Post-Effective Amendment No. 1 (S-8 POS to Registration Statements File No. 333-143948, File No. 333-157635, File No. 333-165115, File No. 333-172451, File No. 333-179775 , File No. 333-186999, File No. 333-194234, File No. 333-202359, File No. 333-209758, File No. 333-216225 , File No. 333-223346, and File No. 333-230020) to each of the Original Registration Statements to reflect the adoption by the Company of the Original Registration Statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). An additional registration statement (File No. 333-236788) was filed with the Commission on February 28, 2020. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of shares subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements, as amended by the post-effective amendments, where applicable, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act or the Exchange Act, are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021 (“Annual Report”);

(b)	The description of the Company’s capital stock, contained in Exhibit 4.1 to the Company’s Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. An investment vehicle comprised of select partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with the Company.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of The Blackstone Group Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed on February 26, 2021).

4.2	Amended and Restated Bylaws of The Blackstone Group Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed on February 26, 2021).

4.3	The Blackstone Group Inc. Amended and Restated 2007 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 of the Company’s Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed on July 1, 2019).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on February 26, 2021.

THE BLACKSTONE GROUP INC.

By:	/s/ Michael S. Chae
Name:	Michael S. Chae
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Stephen A. Schwarzman, Jonathan D. Gray, Hamilton E. James, Michael S. Chae and John G. Finley, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of February, 2021.

Signatures

/s/ Stephen A. Schwarzman Stephen A. Schwarzman, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	/s/ Reginald J. Brown Reginald J. Brown, Director

/s/ Jonathan D. Gray Jonathan D. Gray, President, Chief Operating Officer and Director	/s/ Sir John Antony Hood Sir John Antony Hood, Director

/s/ Hamilton E. James Hamilton E. James, Executive Vice Chairman and Director	/s/ Rochelle B. Lazarus Rochelle B. Lazarus, Director

/s/ Michael S. Chae Michael S. Chae, Chief Financial Officer (Principal Financial Officer)	/s/ Jay O. Light Jay O. Light, Director

/s/ Christopher Striano Christopher Striano, Principal Accounting Officer (Principal Accounting Officer)	/s/ Brian Mulroney Brian Mulroney, Director

/s/ Joseph P. Baratta Joseph P. Baratta, Director	/s/ William G. Parrett William G. Parrett, Director

/s/ Kelly A. Ayotte Kelly A. Ayotte, Director	/s/ Ruth Porat Ruth Porat, Director

/s/ James W. Breyer James W. Breyer, Director

4